EXHIBIT 11




              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              ----------------------------------------------
                 (in thousands, except per share amounts)


                                      1998           1997        1996
                                     ----------------------------------
Net income                            $57,246      $48,378     $40,555
                                     ==================================
Average common shares outstanding      47,667       47,756      47,342

Common stock equivalents (1)              243          203         233
                                     ----------------------------------
Diluted shares outstanding             47,910       47,959      47,575
                                     ==================================
Earnings per share                      $1.20        $1.01       $ .86
                                     ==================================
Diluted earnings per share              $1.19        $1.01       $ .85
                                     ==================================


(1) Common stock equivalents represent the dilutive effect of outstanding stock options for all periods presented.